United states securities and exchange commission
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-12
QUIKSILVER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
EQUITY COMPENSATION PLAN INFORMATION
OWNERSHIP OF SECURITIES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
OPTION GRANTS IN LAST FISCAL YEAR
COMPANY STOCK PRICE PERFORMANCE
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NOMINATIONS AND STOCKHOLDER PROPOSALS
STOCKHOLDERS COMMUNICATIONS WITH DIRECTORS
ANNUAL REPORT
OTHER MATTERS
APPENDIX

QUIKSILVER, INC.

15202 Graham Street
Huntington Beach, California 92649

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 24, 2006

To The Stockholders of Quiksilver, Inc.:

      Please take notice that the Annual Meeting of Stockholders of Quiksilver, Inc. (the “Company”) will be held at the Company’s headquarters, located at 15202 Graham Street, Huntington Beach, California, on Friday, March 24, 2006, at 10:00 a.m. local time, for the following purposes:

1.	To elect ten directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve the amendment of the Company’s 2000 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 1,000,000 shares;

3.	To consider and vote upon a proposal to approve the Company’s 2006 Restricted Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

      At the Annual Meeting, the Board of Directors intends to present Douglas K. Ammerman, William M. Barnum, Jr., Laurent Boix-Vives, Charles E. Crowe, Charles S. Exon, Michael H. Gray, Timothy M. Harmon, Bernard Mariette, Robert B. McKnight, Jr., and Franck Riboud as nominees for election to the Board of Directors.

      Only stockholders of record on the books of the Company at the close of business on January 27, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

By Order of the Board of Directors,

QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR.
Chairman of the Board and
Chief Executive Officer

Huntington Beach, California

February 24, 2006

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QUIKSILVER, INC.

15202 Graham Street
Huntington Beach, California 92649

ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 24, 2006

PROXY STATEMENT

General

      The enclosed proxy is solicited by the Board of Directors of Quiksilver, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s headquarters, located at 15202 Graham Street, Huntington Beach, California, on Friday, March 24, 2006, at 10:00 a.m. local time, and any and all adjournments or postponements thereof. This Proxy Statement and form of proxy are being mailed to the Company’s stockholders on or about February 27, 2006.

Voting; Quorum; Abstentions and Broker Non-Votes

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying notice and are described in more detail in this Proxy Statement. Only holders of record of the 121,691,050 shares of the Company’s common stock outstanding at the close of business on January 27, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on January 27, 2006.

      The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company or the Bylaws, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by “broker non-votes” (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the recordholder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

      Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. Proposal 2 and Proposal 3 require the approval of a majority of the shares of voting stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposals. Therefore, abstentions as to Proposal 2 and Proposal 3 will have the same effect as votes against such proposals. Broker non-votes as to Proposal 2 and Proposal 3, however, will be deemed shares not entitled to vote on such proposals, and will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals.

Proxies

      All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote FOR the election of the nominees for election to the Board of Directors listed in the proxy, FOR approval of the amendment of the 2000 Stock Incentive Plan, FOR the approval of the 2006 Restricted Stock Plan and as to any other business which may properly come before the meeting, in accordance with their best judgment.

      Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy.

Solicitation

      The cost of soliciting proxies will be borne by the Company. The solicitation will be by mail. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company’s common stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company’s regular employees who will not receive additional compensation for the solicitation. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

Stock Splits

      In May 2003 and May 2005, the Company implemented two-for-one stock splits by issuing as a dividend one additional share of common stock for each share of Company common stock held. All share amounts and prices per share reflected in this Proxy Statement have been appropriately adjusted to reflect these splits.

PROPOSAL 1

ELECTION OF DIRECTORS

General

      Directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The Company’s Bylaws provide that the number of directors constituting the Board of Directors shall be determined by resolution of the Board. The number of directors currently authorized is eleven, but as of the Annual Meeting, the number of directors authorized by the Board will be reduced to ten.

      Of the ten nominees for election to the Board of Directors, all are currently serving as directors of the Company. Unless individual stockholders specify otherwise, the shares represented by each returned proxy will be voted FOR the election of the ten nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company’s Board of Directors. The nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors.

      The following sets forth certain information concerning nominees for directors of the Company as of February 1, 2006:

Name	Age	Director Since	Positions with the Company

Douglas K. Ammerman	54	2005	Director
William M. Barnum, Jr.	51	1991	Director
Laurent Boix-Vives	79	2005	Director
Charles E. Crowe	50	1980	Director
Charles S. Exon	56	2005	Executive Vice President, Secretary, General Counsel, and Director
Michael H. Gray	54	1991	Director
Timothy M. Harmon	53	2005	Director
Bernard Mariette	43	2001	President and Director
Robert B. McKnight, Jr.	52	1976	Chief Executive Officer and Chairman
Franck Riboud	50	2002	Director

      Douglas K. Ammerman began his career in 1973 with the public accounting firm of Peat, Marwick, Mitchell (now KPMG). He was admitted to the KPMG partnership in 1984 and formally retired from KPMG in 2002. Mr. Ammerman is a Certified Public Accountant and has a Masters Degree in Business Taxation from the University of Southern California. Mr. Ammerman currently serves on the board of directors of Fidelity National Financial, Inc., a title insurance company, and he served on the board of directors of CKE Restaurants, Inc., a restaurant company, until January 2006.

      William M. Barnum, Jr. currently serves as a director of several private companies, and has been a Managing Member of Brentwood Associates, a Los Angeles based venture capital and private equity investment firm since 1986. Prior to that, Mr. Barnum held several positions at Morgan Stanley & Co. Mr. Barnum graduated from Stanford University in 1976 with a B.A. in Economics and from the Stanford Graduate School of Business and Stanford Law School in 1981 with M.B.A. and J.D. degrees. Mr. Barnum also serves on the board of directors of Zumiez, Inc., an action sports specialty retailer.

      Laurent Boix-Vives served as the Chairman of the Board of Directors and Chief Executive Officer of Skis Rossignol S.A., a winter sports and golf equipment manufacturer, from 1955 until the Company’s acquisition of Rossignol in July 2005. Mr. Boix-Vives currently serves as the Chairman of the Board of Directors of Roger Cleveland Golf Company, Inc., a majority-owned subsidiary of the Company. The Company agreed to nominate Mr. Boix-Vives to its Board of Directors in connection with its acquisition of Rossignol in July 2005.

      Charles E. Crowe served as a Vice President of the Company prior to his resignation in February 1993. Prior to 1981, Mr. Crowe was employed by Bateman Eichler, Hill Richards, Incorporated, an investment bank and brokerage firm. Mr. Crowe graduated from the University of California, Santa Barbara, with a B.A. degree in Economics.

      Charles S. Exon has served as Executive Vice President, Business & Legal Affairs, Secretary and General Counsel of the Company since August 2000. Prior to joining the Company, Mr. Exon practiced law, the last seven years as a partner with the firm of Hewitt & McGuire, LLP. Mr. Exon received a B.A. degree in English from the University of Missouri, a M.A. degree in Communications from Stanford and a J.D. degree from the University of Southern California.

      Michael H. Gray has been President of Sweet Life Enterprises, a specialty food services company, since 1991. Mr. Gray was formerly President of St. John Knits, Inc., a women’s clothing company, from 1986 to 1991, where he was employed beginning in 1971. Mr. Gray graduated from Long Beach State University with a degree in Business Administration.

      Timothy M. Harmon served as President and Chief Merchandising Officer of Pacific Sunwear of California, Inc., a specialty apparel retailer, from October 1997 until July 2005 and in various other senior-level executive-merchandising positions from 1991 to 1997. Prior to joining Pacific Sunwear, Mr. Harmon served in various merchandising positions at Wide-World MTV Sportswear, Chauvin International, Anchor Blue and several department stores. Mr. Harmon received a Bachelor of Science in Mathematics and Economics from the State University of New York at Buffalo.

      Bernard Mariette has served as President of the Company since October 2001 and as President Director General, Quiksilver Europe since March 2000. He previously served as Vice President Director General, Quiksilver Europe from 1994 to 2000. Before joining the Company, Mr. Mariette was Deputy General Manager of Timberland, France and Spain, and held various senior management positions with L’Oreal. Mr. Mariette has a B.S. degree in Accounting and an M.A. degree in Marketing and Finance from Montpellier University (France) and an M.B.A. in International Business from Bradford University (UK).

      Robert B. McKnight, Jr. was a co-founder of the Company in 1976, served as President from 1979 through July 1991 and has served as Chairman of the Board and Chief Executive Officer since August 1991. Mr. McKnight received a B.S. degree in Business Administration from the University of Southern California.

      Franck Riboud has been Chairman and Chief Executive Officer of Groupe DANONE, a multinational food production company since 1996. Since joining Groupe DANONE, formerly the BSN Group, in 1980, Mr. Riboud has held a variety of other positions including his appointment in 1994 to Vice President and General Manager and member of the board of directors. Mr. Riboud is also currently a member of the board of directors of Renault, the French auto manufacturer, L’Oreal, the multi-national cosmetics company, and Accor, a worldwide hospitality company. Mr. Riboud received a degree in engineering from the Ecole Poytechnique in Lausanne, Switzerland.

Corporate Governance

      Pursuant to Delaware law and the Company’s Bylaws, the Company’s business and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board has three standing committees:

•	The Audit Committee;

•	The Compensation Committee; and

•	The Nominating and Governance Committee.

      Copies of the written charters for these committees, as well as the Company’s Corporate Governance Guidelines, its Code of Ethics for Senior Financial Officers and its Code of Business Conduct and Ethics are available on the Company’s website, and can be found under the “Investor Relations” and “Corporate Governance” links. The Company’s website is www.quiksilver.com. Copies are also available in print, free of charge, by writing to Investor Relations, Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. The Company may post amendments to or waivers of the provisions of the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics, if any, on its website. Please note, however, that the information contained on the Company’s website is not incorporated by reference in, or considered part of, this Proxy Statement.

Director Independence

      The Board has determined that all of the director nominees other than Messrs. Boix-Vives, McKnight, Mariette and Exon, including those who serve on the Audit, Compensation and Nominating and Governance Committees, are “independent” under the listing standards of the New York Stock Exchange, as well as in the assessment of the Board, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board based this determination primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

Board Committees and Meetings

      The Board of Directors held seven meetings during the fiscal year ended October 31, 2005. The Board of Directors has a standing Compensation, Audit and Nominating and Governance Committee. Each incumbent director, except Mr. Riboud, attended at least 75% of the total number of meetings of the Board of Directors and of Board of Director committees on which that director served which were held during the period for which he was a director. Members of the Board and its committees also consulted informally with management from time to time and acted by written consent without a meeting.

      Audit Committee. The Charter for the Audit Committee of the Board of Directors is available on the Company’s website. Please note that the information on the Company’s website is not incorporated by reference in this Proxy Statement. The Charter requires that the Audit Committee be comprised of at least three members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange. The current members of the Audit Committee are Messrs. Ammerman, Barnum, Gray, and Tom Roach, all of whom are “independent” under the current NYSE listing standards and SEC rules regarding audit committee membership. Mr. Roach has not been nominated for re-election to the Board of Directors and will no longer serve as a Director or member of the Audit Committee after the Annual Meeting. Although more than one member of the committee is believed to qualify as an audit committee financial expert, the Board has designated Mr. Ammerman as that expert.

      The Audit Committee assists the Board of Directors in discharging its responsibilities to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal auditors. It has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent auditors employed by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services. The Audit Committee is also responsible for producing an Audit Committee Report for inclusion in the Company’s Proxy Statement. The Audit Committee held five meetings during the fiscal year ended October 31, 2005.

      Compensation Committee. The Charter for the Compensation Committee of the Board of Directors is available on the Company’s website. The Charter requires that the Compensation Committee be comprised of at least two members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange. The current members of the Compensation Committee are Messrs. Ammerman, Barnum, Gray, and Roach, all of whom are “independent” under the current NYSE listing standards. Mr. Roach has not been nominated for re-election to the Board of Directors and will no longer serve as a Director or member of the Compensation Committee after the Annual Meeting.

      The Compensation Committee assists the Board of Directors in discharging its responsibilities in respect of compensation of the Company’s executive officers and directors, including, among other things, annual salaries and bonuses, stock options and other incentive compensation arrangements. In addition, it administers the Company’s 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan, Annual Incentive Plan and Long-Term Incentive Plan. The Compensation Committee is also responsible for producing a Compensation Committee Report for inclusion in the Company’s Proxy Statement. The Compensation Committee held five meetings during the fiscal year ended October 31, 2005.

      Nominating and Governance Committee. The Charter for the Nominating and Governance Committee of the Board of Directors is available on the Company’s website. The Charter requires that the Nominating and Governance Committee be comprised of at least two members, all of whom must be independent as defined in the listing standards of the New York Stock Exchange. The current members of the Nominating and Governance Committee are Messrs. Ammerman, Barnum, Gray and Harmon, all of whom are “independent” under the current NYSE listing standards.

      The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the full Board of Directors nominees for election as directors. To fulfill this role, the committee reviews the composition of the full Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. The committee believes that the Board should be comprised of directors with varied, complementary backgrounds, and that directors should also possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s stockholders. In considering candidates for directors, the committee takes into account a number of factors, including the following: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill, integrity and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Company; (viii) financial and accounting background to enable the committee to determine whether the candidate would be suitable for Audit Committee membership or quality as an “audit committee financial expert;” (ix) executive compensation background, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board.

      In addition, candidates must be willing and able to devote the required amount of time to Company business. In evaluating candidates, the committee seeks to achieve a balance of knowledge, experience and capability on the Board.

      The Nominating and Governance Committee will consider qualified candidates for directors suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write the Company’s Corporate Secretary and include: (i) the stockholders’ name and contact information; (ii) a statement that the writer is a stockholder of record and is proposing a candidate for consideration by the committee; (iii) the name of and contact information for the candidate and a statement that the candidate is willing to be considered and serve as a director, if nominated and elected; (iv) a statement of the candidate’s business and educational experience; (v) information regarding each of the factors listed above, other than that regarding Board size and composition, sufficient to enable the committee to evaluate the candidate; (vi) a statement of the value that the candidate would add to the Board; (vii) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; and (viii) detailed information about any relationship or understanding between the proposing stockholder and candidate. In connection with its evaluation, the committee may request additional information from the candidate or the recommending stockholder and may request an interview with the candidate. The committee has discretion to decide which individuals to recommend for nomination as directors. In order to give the committee sufficient time to evaluate a recommended candidate, the recommendation should be received by the Corporate Secretary at the Company’s principal executive offices not later than the 120th calendar day before the one year anniversary of the date of the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. No candidates for director nominations were submitted to the Nominating and Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting.

      Before nominating a sitting director for re-election at an annual meeting, the committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with the Company’s Corporate Governance Guidelines.

      When seeking candidates for director, the Nominating and Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of the candidate, the committee will interview the candidate if it believes the candidate might be suitable for a director. The committee may also ask the candidate to meet with management. If the committee believes the candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

      In addition to the above, the Nominating and Governance Committee is responsible for developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing the evaluation of the Board of Directors and management. The Nominating and Governance Committee held four meetings during the fiscal year ended October 31, 2005.

      All of the nominees for director set forth in this Proxy Statement are either executive officers of the Company, or standing for re-election, with the exception of Messrs. Ammerman, Harmon and Boix-Vives who were appointed to the Company’s Board during the year ended October 31, 2005. Mr. Harmon and Mr. Boix-Vives were appointed to the Board in December 2005, and Mr. Ammerman was appointed in June 2005. Mr. Ammerman was recommended to the Board by the Company’s Chief Executive Officer, and Mr. Harmon was recommended to the Board by the Company’s President. The Company agreed to nominate Mr. Boix-Vives for election to the Board in connection with its acquisition of Rossignol in July 2005.

      Executive Sessions. Non-management directors meet regularly in executive session without management. Non-management directors are all those who are not Company officers and include directors, if any, who are not “independent” by virtue of the existence of a material relationship with the Company. Executive sessions are led by a “Presiding Independent Director.” An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Independent Director in his own discretion or at the request of the Board. Mr. Gray is currently designated as the Presiding Independent Director.

Director Compensation

      Directors who are also employees of the Company receive no additional compensation for their services as directors.

      Each non-employee director receives an annual retainer of $20,000 to serve on the Board of Directors, unless they are chairman of a committee of the Board of Directors, in which case their annual retainer is $25,000. In addition, non-employee directors receive an attendance fee of $2,000 for each meeting of the Board of Directors personally attended, and $1,000 for each meeting of the Board of Directors attended telephonically. Non-employee directors also receive $2,000 for each meeting of a committee of the Board of Directors attended telephonically or in person. Non-employee directors also receive an annual allowance of up to $2,000 to purchase apparel and other Company products. Directors are reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings.

      In addition, each non-employee director is eligible to receive stock options under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”). Under the 2000 Plan, each non-employee director is automatically granted an option to purchase 60,000 shares of Company common stock when he or she first becomes a member of the Board of Directors, and such stock options vest over a three year period in equal annual installments. Each non-employee director also receives an annual stock option grant to purchase 20,000 shares under the 2000 Plan, and such stock options are immediately vested. The annual stock option grant occurs upon re-election of the director at each annual meeting of the stockholders, provided that such director has been on the Board of Directors for a minimum of six (6) months. The shares subject to each option grant will immediately vest upon the director’s death or permanent disability or an acquisition of the Company (whether by merger, asset sale or sale of stock by the stockholders). Options granted under the 2000 Plan (i) are granted with an exercise price equal to the fair market value of the stock on the date of the grant, and (ii) expire on the earlier of ten years from the date of grant or 12 months after a directors termination from the Board of Directors.

      None of the Company’s directors received compensation from the Company in connection with any other arrangement during the fiscal year ended October 31, 2005, except for the Company’s directors that are also employees and Mr. Boix-Vives. The material terms of such employee directors’ employment agreements are set forth below under the heading “Employment Arrangements.” In addition, Mr. Boix-Vives will receive compensation pursuant to certain consulting and shareholders agreements in which the Company or its subsidiaries is a party. The compensation payable pursuant to such consulting and shareholders agreements did not commence until after the fiscal year ended October 31, 2005, and the material terms of such consulting and shareholders agreements are set forth below under “Certain Relationships and Related Transactions.”

Director Attendance at Annual Meetings

      The Company typically schedules a Board meeting in conjunction with its annual meeting of stockholders and expects that the Company’s directors will attend, absent a valid reason. Last year six directors attended the Company’s annual meeting of stockholders.

Proposal

      At the Annual Meeting, stockholders will be asked to elect ten directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. The nominees receiving the highest number of affirmative votes of all outstanding shares of the Company’s common stock present or represented by proxy and entitled to be voted, shall be elected as directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The Board of Directors recommends a vote “FOR” the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF AMENDMENT OF

2000 STOCK INCENTIVE PLAN

      The Company’s stockholders are being asked to approve an amendment of the Quiksilver, Inc. 2000 Stock Incentive Plan (the “2000 Plan”), to increase the number of shares of the Company’s common stock reserved for issuance under the 2000 Plan by 1,000,000 shares. The Compensation Committee of the Board of Directors and the full Board of Directors approved this amendment, subject to stockholder approval at the Annual Meeting.

      The proposed amendment will assure that a sufficient reserve of common stock remains available for issuance under the 2000 Plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and other personnel and believes such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

      The following is a summary of the principal features of the 2000 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2000 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so without charge upon written request to the Corporate Secretary at the Company’s principal executive offices in Huntington Beach, California.

Equity Incentive Programs

      The 2000 Plan currently consists of four (4) separate equity incentive programs: (i) a Discretionary Option Grant Program; (ii) a Salary Investment Option Grant Program; (iii) an Automatic Option Grant Program; and (iv) a Director Fee Option Grant Program. The principal features of these programs are described below. The 2000 Plan (other than the Automatic Option Grant Program and Director Fee Option Grant Program) are administered by the Compensation Committee of the Board. This committee (the “Plan Administrator”) has complete discretion (subject to the provisions of the 2000 Plan) to authorize option grants under the 2000 Plan, except that the exercise price of outstanding options may not be reset and new grants may not be made in exchange for the cancellation of outstanding options without stockholder approval. The Board may also appoint a secondary committee of one or more Board members, including employee directors, to authorize option grants to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program and Director Fee Option Grant Program are made in strict compliance with the provisions of those programs, and no administrative discretion is exercised by the Plan Administrator with respect to the grants made thereunder.

      As of the date of this Proxy Statement, the Company has only implemented the Discretionary Option Grant Program and Automatic Option Grant Program and has not issued any shares or granted any options under the Salary Investment Option Grant Program or Director Fee Option Grant Program. The Board of Directors may determine to implement such programs in the future.

Share Reserve

      A total of 20,357,186 shares of common stock are authorized for issuance over the remaining term of the 2000 Plan. The foregoing share reserve includes the additional increase of 1,000,000 shares for which stockholder approval is sought under this Proposal. Stockholder approval is required for any increase in the number of shares authorized for issuance under the 2000 Plan.

      As of January 27, 2006, options for 18,986,855 shares of common stock were outstanding under the 2000 Plan and 370,331 shares of common stock remained available for future option grants. No shares of common stock remain available for future option grants under any Company plans, except the 2000 Plan. Approval of this Proposal will increase the shares of common stock available for future option grants to 1,370,331 shares. Options for a total of 19,124,455 shares were outstanding under all Company plans, including the 2000 Plan, as of January 27, 2006, with a weighted average exercise price of $8.41 per share and a weighted average life of 7.1 years.

      No participant in the 2000 Plan may receive option grants, or separately exercisable stock appreciation rights for more than 800,000 shares of common stock in the aggregate per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

      The shares of common stock issuable under the 2000 Plan may be drawn from shares of the Company’s authorized but unissued common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

      Shares subject to any outstanding options under the 2000 Plan which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 2000 Plan and subsequently repurchased by the Company pursuant to its repurchase rights under the 2000 Plan will also be available for subsequent issuance.

Eligibility

      Employees, non-employee Board members and independent advisors and consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program. The Company’s executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board will be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

      As of January 27, 2006, four executive officers, eight non-employee Board members and approximately 7,875 other employees and consultants were eligible to participate in the Discretionary Option Grant Program. The four executive officers and approximately ten other individuals were eligible to participate in the Salary Investment Option Grant Program, and the eight non-employee Board members were also eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

      The fair market value per share of Company common stock on any relevant date under the 2000 Plan will be the closing selling price per share on that date on the New York Stock Exchange. On January 27, 2006, the closing selling price per share was $13.76.

Discretionary Option Grant Program

      The options granted under the Discretionary Option Grant Program may be either incentive stock options under the federal tax laws or non-statutory options. Each granted option will have an exercise price per share not less than the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. Historically, the Company has granted options vesting over a three year period from the date of grant.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator has complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

Tandem stock appreciation rights, which provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

Limited stock appreciation rights, which may be granted to officers of the Company as part of their option grants. Any option with such a limited stock appreciation right may (whether or not the option is at the time exercisable for vested shares) be surrendered to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting securities. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.

Salary Investment Option Grant Program

      The Plan Administrator has complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Plan Administrator an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and apply that amount to the acquisition of a special option grant under the program.

      Each selected individual who files such a timely election will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of common stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of common stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. The option will become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is to be in effect and will become exercisable in full on an accelerated basis upon certain changes in the ownership or control of the Company. Each option will remain exercisable for any vested shares subject to the option until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee’s cessation of service.

Automatic Option Grant Program

      Under the Automatic Option Grant Program, each individual who becomes a non-employee Board member is automatically granted at that time a non-statutory option to purchase 60,000 shares of common stock, provided such individual has not previously been in the Company’s employ. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted a non-statutory option to purchase 20,000 shares of common stock, provided such individual has served as a non-employee Board member for at least six months.

There will be no limit on the number of such 20,000-share option grants which any one non-employee Board member may receive over the period of Board service and non-employee Board members who have previously served in the Company’s employ will be eligible for one or more 20,000-share option grants.

      Each option will have an exercise price per share equal to the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each initial 60,000-share option grant will vest (and the Company’s repurchase rights will lapse) in three equal annual installments over the optionee’s period of Board service, with the first such installment to vest upon the optionee’s completion of one year of Board service measured from the option grant date. Each annual 20,000-share option grant will vest (and the Company’s repurchase rights will lapse) immediately upon grant.

      The shares subject to each automatic option grant will immediately vest upon the optionee’s death or permanent disability or an acquisition of the Company (whether by merger, asset sale or sale of stock by the stockholders). Each automatic option grant held by an optionee upon his or her termination of Board service will remain exercisable, for any or all of the option shares in which the optionee is vested at the time of such termination, for up to a twelve (12)-month period following such termination date.

      Each option granted under the program will have a limited stock appreciation right which will allow the optionee to surrender that option to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting securities. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.

Director Fee Option Grant Program

      For each calendar year that the Director Fee Option Grant Program is in effect, as determined by the Plan Administrator, each non-employee Board member may elect to apply all or a portion of his or her annual retainer fee otherwise payable in cash that year (currently $20,000) to the acquisition of a special option grant under the Director Fee Option Grant Program. The election must be made prior to the start of the calendar year for which such election will be in effect, and the grant will automatically be made on the first trading day in January following the filing of such election. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of option shares will be determined by dividing the dollar amount of the retainer fee subject to the election by two-thirds of the fair market value per share of common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the non-employee Board member’s election. Stockholder approval of this Proposal will also constitute approval of each option grant made pursuant to the provisions of the Director Fee Option Grant Program and the subsequent exercise of that option in accordance with the terms of such program.

      Each option granted under the program will become exercisable for the option shares in a series of twelve (12) successive equal monthly installments upon the optionee’s completion of each month of Board service during the calendar year of the option grant. In the event the optionee ceases Board service for any reason (other than death or permanent disability), the option will immediately terminate with respect to any option shares for which the option is not otherwise at that time exercisable. Should the optionee’s service as a Board member cease by reason of death or permanent disability, then the option will immediately become exercisable for all the shares of common stock subject to the option. Each option may be exercised, for any or all of the shares for which that option is at the time exercisable, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the end of the three (3)-year period measured from the date of the optionee’s cessation of Board service.

      Each option granted under the program will have a limited stock appreciation right which will allow the optionee to surrender that option to the Company upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company’s outstanding voting securities. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the tender offer price paid per share over (b) the exercise price payable per share under such option.

General Provisions

Acceleration

      In the event of an acquisition of the Company, whether by merger or asset sale or a sale of stock by the stockholders, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant Program will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator has the authority under the Discretionary Option Grant Program to provide that the shares subject to options granted under that program will automatically vest (i) upon an acquisition of the Company, whether or not those options are assumed or continued, or (ii) in the event the individual’s service is terminated, whether involuntarily or through a resignation for good reason, within a designated period (not to exceed eighteen (18) months) following an acquisition in which those options are assumed or otherwise continued in effect.

      Each option outstanding under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will also automatically accelerate in the event the Company should be acquired or other change in control of the Company occurs.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

      The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options under the 2000 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares.

Special Tax Election

      The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Changes in Capitalization

      In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and separately exercisable stock appreciation rights under the 2000 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including the options incorporated from the Predecessor Plans) in order to prevent the dilution or enlargement of benefits thereunder.

Amendment and Termination

      The Board may amend or modify the 2000 Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the 2000 Plan at any time, and the 2000 Plan will in all events terminate on December 31, 2009.

Stock Awards

      The table below shows, as to each of the Company’s executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to options granted between November 1, 2004 and October 31, 2005 under the 2000 Plan, together with the weighted average exercise price payable per share.

Option Transactions

	Number of	Weighted Average
Name	Option Shares	Exercise Price

Robert B. McKnight, Jr.	400,000	$14.31
Chairman of the Board and Chief Executive Officer
Bernard Mariette	300,000	$14.31
President
Charles S. Exon	150,000	$14.31
Executive Vice President, Business & Legal Affairs,
Secretary and General Counsel
Steven L. Brink	104,000	$14.31
Chief Financial Officer and Treasurer
All current executive officers as a group (4 persons)	954,000	$14.31
All current nonemployee directors as a group (8 persons)	180,000	$15.13
All employees, including all current officers who are not executive officers, as a group (approximately 7,875 persons)	2,743,800	$14.40

Option Grants and Issuances of Shares under the Amendment

      As of February 24, 2006, no stock options had been granted and no shares had been issued under the 2000 Plan on the basis of the share increase that will result from the amendment to the 2000 Plan for which stockholder approval is sought at the Annual Meeting.

Federal Income Tax Consequences

Option Grants

      Options granted under the 2000 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over

(ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights

      No taxable income is recognized upon receipt of an SAR. The holder will recognize ordinary income, in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of an SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “performance-based.” Compensation deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory stock options granted under the 2000 Plan qualifies as performance-based compensation for purposes of Section 162(m) if such plan is administered by a committee of “outside directors” as defined under Section 162(m). The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

Accounting Treatment

      Option grants made to employees under the 2000 Plan have not historically resulted in any charge to the Company’s earnings. However, the Company has disclosed in footnotes and pro-forma statements to the Company’s financial statements the impact those options would have upon the Company’s reported earnings were the value of those options at the time of grant treated as a compensation expense. Effective in the first quarter of fiscal 2006, the Company is required under Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” to record as a charge to earnings the fair value of options granted.

      Should one or more optionees be granted stock appreciation rights under the 2000 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company’s reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Proposal

      At the Annual Meeting, stockholders will be asked to approve the amendment of the 2000 Plan to increase the number of shares of common stock reserved for issuance under the 2000 Plan by 1,000,000 shares. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock present or represented by proxy at the Annual Meeting and entitled to be voted on the Proposal. The Board of Directors recommends a vote “FOR” the Proposal.

PROPOSAL 3

APPROVAL OF THE 2006 RESTRICTED STOCK PLAN

      The Company’s stockholders are being asked to approve the Quiksilver, Inc. 2006 Restricted Stock Plan (the “Restricted Stock Plan”) which will provide for the issuance of restricted stock awards to key contributors to the strategic initiatives related to the Company’s acquisition of Skis Rossignol, S.A (“Rossignol”), and the long term integration activities with respect to such acquisition. The proposed Restricted Stock Plan will enable the Company to utilize restricted stock awards to create incentives and retention opportunities for key contributors essential to such integration activities and strategic initiatives. The Compensation Committee of the Board of Directors and the full Board of Directors approved this Plan, subject to stockholder approval at the Annual Meeting.

      The following is a summary of the principal features of the Restricted Stock Plan, which is attached hereto as Appendix A. The summary, however, does not purport to be a complete description of all the provisions of the Restricted Stock Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so without charge upon written request to the Corporate Secretary at the Company’s principal executive offices in Huntington Beach, California.

Administration of the Restricted Stock Plan

      The Restricted Stock Plan will be administered by the Compensation Committee of the Board of Directors. This committee (the “Plan Administrator”) has complete discretion (subject to the provisions of the Restricted Stock Plan) to authorize restricted stock awards to eligible employees, to determine the performance objectives tied to the vesting of each restricted stock award and to determine any other material terms of such restricted stock awards. The Plan Administrator may not make any awards under the Restricted Stock Plan after December 31, 2007.

Share Reserve

      A total of 1,000,000 shares of common stock have been reserved, and are authorized for issuance under the Restricted Stock Plan, subject to stockholder approval of this Proposal at the Annual Meeting. As of the date of this Proxy Statement, the Company has not made any restricted stock awards pursuant to the Restricted Stock Plan.

      No participant in the Restricted Stock Plan may receive restricted stock awards for more than 200,000 shares of common stock in the aggregate, subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

      The shares of common stock issuable under the Restricted Stock Plan may be drawn from shares of the Company’s authorized but unissued common stock or from shares of common stock reacquired by the Company, including shares repurchased on the open market.

Eligibility

      Employees in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Restricted Stock Plan, provided that such employees are deemed to be integral to the Company’s strategic initiatives with respect to the Rossignol acquisition, and the long term integration activities with respect to such acquisition. As of January 27, 2006, the Company’s executive officers, including the executive officers listed in the Summary Compensation Table below, and approximately 7,875 other employees are eligible to participate in the Restricted Stock Plan. The Company’s non-employee directors are not eligible to participate in the Restricted Stock Plan.

Valuation

      The fair market value per share of Company common stock on any relevant date under the Restricted Stock Plan will be the closing selling price per share on that date on the New York Stock Exchange. On January 27, 2006, the closing selling price per share of Company common stock was $13.76.

Restricted Stock Awards

      The restricted stock issued pursuant to the Restricted Stock Plan will be valued at the fair market value per share of Company common stock on the date of issuance. The Plan Administrator will determine the price per share required to be paid by each recipient of a restricted stock award. It is currently expected that all awards under the Restricted Stock Plan will be made with a per share purchase price equal to the par value of the Company’s common stock. The shares subject to each restricted stock award will vest, in whole or in part, and the Company’s repurchase rights will lapse, after a minimum period of time to be determined by the Plan Administrator; provided however that no restricted stock award will vest, in whole or in part, prior to January 31, 2011 (subject to the Plan Administrator providing for certain acceleration of the vesting of such awards as described below). The Plan Administrator may establish specific performance objectives for each recipient of a restricted stock award which, if attained, would cause the vesting of such restricted stock award to accelerate and the Company’s repurchase rights to lapse prior to January 31, 2011. In no event will any performance objectives established by the Plan Administrator be attainable prior to January 31, 2009.

      The performance objectives established by the Plan Administrator may be based upon metrics reflecting one or more of the following business measurements of the Company as a whole, or any of its subsidiaries, divisions or business units, including but not limited to the following: revenues, profitability, earnings (including without limitation earnings per share, earnings per share growth, earnings before taxes or earnings before interest, depreciation, taxes and amortization) return on assets, return on equity, economic value created, successful acquisitions of other companies or assets and/or successful integration of such companies or assets, successful dispositions of subsidiaries, divisions or departments, share market prices, return to stockholders, market share, or cost or expense control, any of which may be expressed as absolute goals or goals in relation to previous performance or comparable companies or industry indexes, or otherwise based on business criteria as determined by the Plan Administrator.

      Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the recipient of a restricted stock award may have the right to receive with respect to his or her unvested shares of common stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the recipient’s unvested shares of common stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

      Should the recipient of a restricted stock award cease to remain in the service of the Company while holding one or more unvested shares of common stock issued under the Restricted Stock Plan, then those shares shall be immediately surrendered to the Company for cancellation, and the recipient shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for cash consideration, unless the Plan Administrator provides otherwise, the Company shall repay that consideration to the recipient at the time the shares are surrendered.

      The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of common stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the recipient’s service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the recipient’s interest in the shares of common stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the recipient’s cessation of service or the attainment or non-attainment of the applicable performance objectives.

General Provisions

Acceleration

      In the event of an acquisition of the Company, whether by merger or asset sale or a sale of stock by the stockholders, each outstanding restricted stock award under the Restricted Stock Plan which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect.

      The Plan Administrator shall have the discretionary authority, exercisable either at the time the restricted stock award is issued or any time while the Company’s repurchase rights remain outstanding under the Restricted Stock Plan, to provide that those rights shall automatically terminate in whole or in part, and the shares of common stock subject to those terminated rights shall immediately vest, upon a change in control.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Special Tax Election

      The Plan Administrator may provide one or more holders of unvested shares with the right to have the Company withhold a portion of the shares in satisfaction of the withholding tax liability incurred by such individuals in connection with the vesting or disposition of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Changes in Capitalization

      In order to prevent the dilution or enlargement of benefits hereunder, in the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Restricted Stock Plan, (ii) the number and/or class of securities for which any one person may be granted restricted stock awards, and (iii) the number and/or class of securities in effect under each outstanding restricted stock award.

Stockholder Rights

      Each recipient of a restricted stock award shall have substantially full stockholder rights with respect to any shares of common stock issued to the recipient under the Restricted Stock Plan, whether or not the recipient’s interest in those shares is vested. Accordingly, the recipient shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

Amendment and Termination

      The Board may amend or modify the Restricted Stock Plan in any or all respects whatsoever subject to any required stockholder approval. The Restricted Stock Plan will terminate on the earlier to occur of (i) December 31, 2013 or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares.

Outstanding Restricted Stock Awards

      As of the date of this Proxy Statement, no restricted stock awards have been made, nor are such awards determinable with respect to the Company’s executive officers, including the executive officers named in the Summary Compensation Table and the Company’s other employees. Non-employee directors are not eligible to receive awards under the Restricted Stock Plan. The Company expects to issue restricted stock awards to certain of its executive officers, including the executive officers listed in the Summary Compensation Table, as well as other key contributors involved with the strategic initiatives related to the Rossignol acquisition and long term integration activities with respect thereto, if this Proposal is approved by the stockholders at the Annual Meeting.

U.S. Federal Income Tax Consequences

      No taxable income is recognized by a recipient of a restricted stock award upon the grant of such award. However, a recipient of a restricted stock award under the Restricted Stock Plan will incur taxable income based on the fair market value of the Company’s common stock when his or her restricted stock award, or any portion thereof, vests. Such taxable income will generally be recognized as ordinary income, and the recipient will also be required to satisfy the tax withholding requirements applicable to such income.

      The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year he or she receives the restricted stock award the fair market value of the restricted stock award on the date of issuance. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the Company’s repurchase right lapses.

Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be “performance-based.” Compensation deemed paid by the Company in connection with the issuance or vesting of restricted stock awards under the Restricted Stock Plan will not qualify as performance-based compensation for purposes of Section 162(m), and will have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to such individuals. Accordingly, all compensation deemed paid with respect to restricted stock awards to the covered individuals will not generally be deductible by the Company to the extent that the individual’s compensation subject to Section 162(m) exceeds $1 million in any fiscal year.

Accounting Treatment

      Upon the issuance date of any restricted stock awards pursuant to the Restricted Stock Plan, the Company will record a compensation expense to be charged against the Company’s reported earnings. The compensation expense applicable to each restricted stock issuance will be based on the fair market value at the time of award, and will be amortized evenly (on a quarterly basis) over the vesting period applicable to such restricted stock award; provided however that amortization of such compensation expense will accelerate if the vesting of such award accelerates based upon the achievement by the recipient of certain performance objectives to be determined by the Plan Administrator, or otherwise in the case of the Plan Administrator’s waiver or acceleration of any restricted stock issuance.

Proposal

      At the Annual Meeting, stockholders will be asked to approve the Restricted Stock Plan which will provide for the issuance of restricted stock awards to key contributors involved with the Company’s strategic initiatives related to the Rossignol acquisition, and the long term integration efforts related to such acquisition. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock present or represented by proxy at the Annual Meeting and entitled to be voted on the Proposal. The Board of Directors recommends a vote “FOR” the Proposal.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information about the Company’s shares of common stock that may be issued upon the exercise of options, warrants and rights under all of its existing equity compensation plans as of October 31, 2005.

			(c)
			Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to	Weighted-average	Future Issuance under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders(1)	17,366,457	$7.63	2,748,087	(2)
Equity compensation plans not approved by security holders(3)	323,200	$3.22	-0-

Total	17,043,257	$7.71	2,748,087

(1)	These plans consist of the 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and 1988 Stock Option Plan.

(2)	Of these shares, 219,256 shares remain available for purchase under the 2000 Employee Stock Purchase Plan.

(3)	These plans, adopted by the Company’s Board of Directors in the year indicated, consist of the Fidra Stock Option Plan (2001), Quiksilver International Stock Option Plan (2001), Quiksilver/ Hawk Designs, Inc. Stock Option Plan (2000), Mervin Stock Option Plan (1997) and Quiksilver Team Stock Option Plan (1995). All of these plans, except the Quiksilver Team Stock Option Plan, were adopted in connection with acquisitions and provided for a one-time grant of options to new employees hired in connection with the acquisitions. The Quiksilver Team Stock Option Plan was adopted to permit the grant of options to certain consultants and advisors, primarily athletes, assisting in the Company’s marketing efforts. Options to purchase an aggregate of 2,913,600 shares were authorized for issuance under these plans. As of October 31, 2005, no shares remained available for future option grants under these plans. Each option was granted at fair market value on the date of grant and has a term of ten years. Under the Quiksilver International, Hawk, Mervin and Quiksilver Team Stock Option Plans, the options become exercisable in three equal annual installments beginning with the first anniversary of the date granted. Under the Fidra Plan, the options became exercisable in two equal annual installments beginning with the first anniversary of the date granted. The options generally expire three months following an optionee’s termination or 12 months in the case of death or disability.

OWNERSHIP OF SECURITIES

      Certain information with respect to (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the current directors and nominees for election as directors, (iii) each of the executive officers listed in the compensation tables below, and (iv) all current directors and executive officers as a group, including the number of shares of the Company’s common stock beneficially owned by each of them as of December 31, 2005, is set forth below:

			Percent of
	Shares of		Outstanding
	Common Stock		Common Stock
	Beneficially		Beneficially
Name of Individual or Identity of Group(1)	Owned		Owned

FMR Corp.	17,231,668	(2)	14.2%
82 Devonshire Street
Boston, Massachusetts 02109
Mazama Capital Management, Inc.	9,250,094	(3)	7.6%
One Southwest Columbia Street, Suite 1500
Portland, Oregon 97258
Robert B. McKnight, Jr.	4,463,099	(4)	3.6%
Laurent Boix-Vives	2,420,038	(5)	2.0%
Bernard Mariette	1,376,004	(6)	1.1%
William M. Barnum, Jr.	600,000	(7)	*
Steven L. Brink	592,665	(8)	*
Tom Roach	390,000	(9)	*
Charles S. Exon	334,666	(10)	*
Charles E. Crowe	252,000	(11)	*
Franck Riboud	120,000	(12)	*
Michael H. Gray	100,000	(13)	*
Douglas K. Ammerman	2,480	(14)	*
Timothy M. Harmon	-0-		—
All executive officers and directors as a group (12 persons)	10,650,952	(15)	8.4%

*	Less than 1% of the outstanding shares

(1)	Unless otherwise indicated, the address for each of the named individuals is c/o Quiksilver, Inc., 15202 Graham Street, Huntington Beach, California 92649. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

(2)	According to the Schedule 13G filed by FMR Corp. (“FMR”) and Edward C. Johnson 3d, Chairman of FMR, with the Securities and Exchange Commission, (A) FMR has sole dispositive power with respect to 17,231,668 of the listed shares and sole voting power with respect to 1,803,500 of the listed shares, (B) Edward C. Johnson 3d has sole dispositive power over these shares and (C) these shares represented (i) 15,842,968 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR, as a result of acting as investment advisor to various investment companies (“Funds”), including one such Fund, Fidelity Low Priced Stock Fund, which owns 11,750,700 of such shares, (ii) 755,200 shares beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts and (iii) 633,500 shares beneficially owned by Fidelity International Limited (“FIL”), of which a partnership predominantly controlled by Mr. Johnson’s family members and FIL, or trusts for their benefit, owns approximately 38% of the voting stock, as a result of acting as investment adviser to various non-U.S. investment companies and certain institutional investors. The voting power with respect to the 15,842,968 shares beneficially owned by Fidelity is held by the Board of Trustees of the various investment companies of which Fidelity is the investment advisor. FMR, Mr. Johnson and the Funds each has sole power to dispose of the 15,842,968 shares beneficially owned by the Funds. Mr. Johnson and FMR each has sole dispositive power and sole voting power over the 755,200 shares beneficially owned by Fidelity Management Trust Company. FIL has sole voting power and sole dispositive power over the 633,500 shares owned by it.

(3)	According to the Schedule 13G filed by Mazama Capital Management, Inc. (“Mazama”), Mazama has the sole power to dispose of all 9,250,094 held by it, and sole power to vote 5,354,625 of such shares.

(4)	Includes an aggregate of 2,157,999 shares which Mr. McKnight has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(5)	Includes 2,285,038 shares held by SDI Société de Services et Développement, a Swiss corporation owned by Mr. Boix-Vives, his wife and daughters. Mr. Boix-Vives is the majority shareholder of such corporation and controls the voting and investment power with respect to these shares.

(6)	Includes an aggregate of 1,280,004 shares which Mr. Mariette has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(7)	Includes an aggregate of 360,000 shares which Mr. Barnum has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(8)	Includes an aggregate of 592,665 shares which Mr. Brink has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(9)	Includes an aggregate of 360,000 shares which Mr. Roach has, or will have within 60 days after December 31, 2005, the right to acquire upon exercise of outstanding options.

(10)	Includes an aggregate of 334,666 shares which Mr. Exon has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(11)	Includes an aggregate of 12,000 shares owned of record by Mr. Crowe’s children and 40,000 shares which Mr. Crowe has, or will have within 60 days after December 31, 2005, the right to acquire upon exercise of outstanding options.

(12)	Includes an aggregate of 120,000 shares which Mr. Riboud has, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

(13)	Includes an aggregate of 60,000 shares which Mr. Gray has, or will have within 60 days after December 31, 2005, the right to acquire upon exercise of outstanding options.

(14)	Includes an aggregate of 480 shares owned of record by Mr. Ammerman’s minor child.

(15)	Includes an aggregate of 5,305,334 shares which the executive officers and directors as a group have, or will have within 60 days after December 31, 2005, the right to acquire upon the exercise of outstanding options.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

      The current executive officers of the Company are as follows:

Name	Age	Position

Robert B. McKnight, Jr.	52	Chairman of the Board and Chief Executive Officer
Bernard Mariette	43	President
Steven L. Brink	44	Chief Financial Officer and Treasurer
Charles S. Exon	56	Executive Vice President, Business & Legal Affairs, Secretary and General Counsel

      For additional information with respect to Messrs. McKnight, Mariette and Exon who are also nominees as directors of the Company, see “Election of Directors.”

      Steven L. Brink has served as Chief Financial Officer and Treasurer since October 1996. He joined the Company in July 1996 as Vice President of Finance. Mr. Brink previously served as Senior Manager in the TRADE Group with Deloitte & Touche, LLP, where he was employed from 1985 through 1996. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants, a member of the California Society of Certified Public Accountants, and holds a B.S. degree in Business Administration from California State University at Los Angeles, graduating summa cum laude.

      Our executive officers are appointed by the Board of Directors and serve until their successors have been duly appointed and qualified, unless sooner removed.

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of our other executive officers. The table provides compensation amounts for services rendered in all capacities to us and our subsidiaries for the 2003, 2004 and 2005 fiscal years. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for the 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during such year. The individuals listed in the table below are referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation

					Payouts	Awards
		Annual Compensation
						Securities
	Fiscal			Other Annual	LTIP	Underlying	All Other
Name and Principal Position(1)	Year	Salary	Bonus	Compensation(2)	Payouts(3)	Options #(4)	Compensation(5)

Robert B. McKnight, Jr.	2005	$880,000	$1,662,000	$60,000	$880,000	400,000	$6,200
Chairman of the Board	2004	800,000	2,290,000	70,000	*	400,000	6,100
and Chief Executive Officer	2003	750,000	1,875,000	*	*	400,000	6,100
Bernard Mariette(6)	2005	$600,000	$1,179,000	*	$600,000	300,000	$—
President	2004	550,000	1,625,000	*	*	240,000	—
	2003	500,000	1,581,000	124,000	*	240,000	—
Charles S. Exon	2005	$400,000	$450,000	*	*	150,000	$7,300
Executive Vice President,	2004	350,000	400,000	*	*	140,000	6,900
Business & Legal Affairs,	2003	330,000	310,000	*	*	88,000	2,900
Secretary and General Counsel
Steven L. Brink	2005	$300,000	$395,000	*	*	104,000	$2,500
Chief Financial Officer and	2004	270,000	340,000	*	*	100,000	2,500
Treasurer	2003	250,000	240,000	*	*	88,000	1,500

(1)	The principal position for each executive officer reflects the executive office and title held by each of them during the fiscal year ended October 31, 2005.

(2)	The amount in fiscal 2005 and fiscal 2004 for Mr. McKnight includes personal use of aircraft in which the Company has a fractional interest with an incremental cost to the Company of $54,000 and $68,000, respectively. The amount in fiscal 2003 for Mr. Mariette includes $120,000 for a housing/relocation allowance. An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the applicable year was less than $50,000, the minimum under SEC rules an executive must have received before any amount is required to be shown in this column.

(3)	The LTIP payout amounts were earned during the performance period ended in the year indicated, but such amounts were actually paid in the subsequent fiscal year.

(4)	The number of options granted have been adjusted to reflect a two-for-one stock split in May 2003 and May 2005.

(5)	The amounts disclosed in this column for Mr. McKnight include the Company’s matching 401(k) employer contribution of $4,100, $4,000 and $4,000 for fiscal 2005, 2004 and 2003, respectively, and the balance for each year is for personal life insurance policy premiums. For Mr. Exon, it includes personal life insurance policy premiums each fiscal year and, for fiscal 2005 and fiscal 2004, it includes the Company’s matching 401(k) employer contribution of $4,100 and $4,000, respectively. For Mr. Brink, it includes the Company’s matching 401(k) employer contribution of $2,000, $1,800 and $1,000 for fiscal 2005, 2004 and 2003, respectively, and the balance for each year is for personal life insurance policy premiums.

(6)	A portion of the amounts for Mr. Mariette is converted from euros into U.S. dollars at the average exchange rate at the beginning of each respective year.

Option Grants

      The following table sets forth certain information concerning individual grants of stock options during the fiscal year ended October 31, 2005 to each of the named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year	($/Share)(2)	Date	Value ($)(3)

Robert B. McKnight, Jr.	400,000	10.3%	$14.31	1/26/2015	$2,988,820
Bernard Mariette	300,000	7.7%	$14.31	1/26/2015	$2,241,615
Charles S. Exon	150,000	3.9%	$14.31	1/26/2015	$1,120,808
Steven L. Brink	104,000	2.7%	$14.31	1/26/2015	$777,093

(1)	The options were granted under the Quiksilver, Inc. 2000 Stock Incentive Plan for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options become exercisable 33.3% per year beginning one year from the date of grant. To the extent not already exercisable, the options generally become exercisable upon a sale of assets, a merger or consolidation of the Company with or into another corporation or the acquisition by another corporation or person of all or substantially all of the Company’s assets or 50% or more of the Company’s outstanding voting stock, unless the option is assumed or replaced with a comparable option by the surviving entity. In addition, pursuant to the terms of employment agreements between the Company and the named executive officers, if their employment with the Company terminates for any reason other than termination by the Company “for cause,” the options will immediately become exerciseable.

(2)	All options were granted at fair market value (the last sales price for the Company’s common stock on the date of grant as reported by the NYSE).

(3)	The indicated present value amounts are based on a variation of the Black-Scholes option pricing model. For purposes of the Black-Scholes model, the Company assumed a volatility of 54.2%, a risk free rate of return of 4.1%, a dividend yield of 0%, and an expected life of 5.2 years. Actual gains, if any, on exercise will be dependent on a number of factors, including future performance of the Company and the common stock, and overall market conditions as well as the holders’ continued employment through the vesting period. As a result, the indicated present values may vary substantially from actual realized values.

Fiscal Year-End Option Values

      The following table provides information, with respect to our named executive officers, concerning the value of exercised and unexercised options held by them as of the end of the fiscal year ended October 31, 2005. None of our named executive officers exercised any options during the fiscal year ended October 31, 2005.

Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at Fiscal Year-End		Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert B. McKnight, Jr.	1,757,999	800,001	$12,456,539	$1,397,671
Bernard Mariette	1,112,400	540,000	8,197,220	838,600
Charles S. Exon	215,332	272,668	1,288,143	372,730
Steven L. Brink	501,998	200,002	3,608,953	297,932

(1)	The value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on October 31, 2005, the last trading day on the NYSE for the Company’s 2005 fiscal year, at a price of $11.53 per share, which was the closing price of the Company’s common stock on such date.

Long-Term Incentive Plan Awards

      The following table sets forth certain information concerning awards under the Company’s Long-Term Incentive Plan (LTIP) during the fiscal year ended October 31, 2005 to each of the named executive officers.

Long-Term Incentive Plan — Awards in Last Fiscal Year

Estimated Future Payouts Under
	Number of		Non-Stock Price-Based Plans
	Shares, Units	Performance or Other
	or Other	Period Until Maturation	Threshold	Target	Maximum
Name	Rights (#)	or Payout(1)	($)(2)	($)(3)	($)(4)

Robert B. McKnight, Jr.	—	November 1, 2004 to October 31, 2007	$176,000	$880,000	$1,760,000
Bernard Mariette	—	November 1, 2004 to October 31, 2007	$120,000	$600,000	$1,200,000
Charles S. Exon	—	—	—	—	—
Steven L. Brink	—	—	—	—	—

(1)	The LTIP, which was implemented in fiscal 2004, establishes potential future payouts based on three-year performance cycles.

(2)	The threshold payout is 20% of the participant’s base salary at the end of the performance period. As a result, the stated threshold amount, which is based on the named executive officer’s current base salary, could increase or decrease based on changes to such individual’s base salary prior to the end of the performance period.

(3)	The target payout is 100% of the participant’s base salary at the end of the performance period. As a result, the stated target amount, which is based on the named executive officer’s current base salary, could increase or decrease based on changes to such individual’s base salary prior to the end of the performance period.

(4)	The maximum payout is 200% of the participant’s base salary at the end of the performance period. As a result, the stated maximum amount, which is based on the named executive officer’s current base salary, could increase or decrease based on changes to such individual’s base salary prior to the end of the performance period. However, in no event can the maximum payout exceed $3,000,000.

      The LTIP was implemented in fiscal 2004 to provide a greater long-term orientation to the Company’s compensation program and, along with the Company’s Annual Incentive Plan, balance the focus of executive compensation between short-term and long-term corporate objectives. Generally, each performance period is three years with potential grants made annually. Therefore, the award periods will overlap, and there is the potential for an award to be earned every year. However, no more than one performance period will end in any given year. Not later than 90 days after the beginning of the period, performance objectives and target awards are identified. At the end of each performance period, actual awards are determined based on achievement of the objectives. In fiscal 2005, the only awards granted by the Compensation Committee were to the Company’s Chief Executive Officer and its President. In January 2006, the Compensation Committee granted new long-term incentive awards to the same two individuals for the November 1, 2005 to October 31, 2008 performance period.

      The performance objectives set by the Compensation Committee for LTIP awards may be based upon any one or any combination of the following business measurements of the Company as a whole, or any of its subsidiaries (or any division or department thereof); revenues, profitability, earnings (including, without limitation, earnings per share, earnings per share growth, earnings before taxes or earnings before interest, depreciation, taxes, and amortization), return on assets, return on equity, economic value created, successful acquisitions of other companies or assets, successful dispositions of subsidiaries, divisions or departments of the Company or any of its subsidiaries, share market prices, return to stockholders, market share, or cost or expense control. Performance objectives may be expressed as absolute goals or goals in relation to previous performance or performance of comparable companies or industry indexes, or otherwise based on the business criteria as determined by the Committee.

      The performance goals for each of the performance cycles currently underway relate to the achievement of certain Company earnings per share growth goals. The awards made in fiscal 2005 are payable only if the Company achieves specified levels of earnings per share growth during the three-year performance period beginning November 1, 2004 and ending October 31, 2007.

      Actual results between the threshold and target or the target and maximum will be interpolated to calculate the actual payout. No award will be earned with respect to a goal if performance does not meet the threshold performance level for such goal. Payment of any earned award will be made in cash following the end of the performance period. Participants may be given the opportunity to elect to defer some or all of any payment in the form of cash or Company common stock. Any payment in Company common stock will be based on the fair market value of such stock at the time the cash award otherwise would have been payable. In the event of a participant’s termination due to death, disability or retirement, awards generally will be pro-rated based on whole months of active participation with payout at the end of the performance period and based on actual results. In the event of a participant’s termination during a performance period due to voluntary termination or discharge for or without cause, all awards generally will be forfeited.

Employment Arrangements

      The Company has entered into employment agreements with each of Messrs. McKnight, Mariette, Exon and Brink. Pursuant to the terms of these employment agreements, Mr. McKnight receives a current base salary of $880,000, Mr. Mariette a base salary of $600,000, Mr. Exon a base salary of $400,000 and Mr. Brink a base salary of $300,000. Base salaries are subject to periodic review by the Company and may be adjusted either up or down, based on the Company’s performance, the individual’s performance, market conditions or such other factors as are deemed relevant by the Company, provided, however, that they may not be adjusted below the current level. Mr. McKnight’s and Mr. Mariette’s employment agreements also provide that each will be eligible to earn an annual bonus of up to 300% of their minimum base salary under the Company’s Annual Incentive Plan or Long-Term Incentive Plan or a combination of the two. The employment agreements of Messrs. Exon and Brink provide that they are eligible to receive discretionary bonuses on terms approved by the Board.

      Each of these employment agreements also requires that the Company maintain a $2,000,000 term life insurance policy on the life of the executive, payable to their designees; provided, however, that the Company is not required to pay annual premiums for such policies in excess of $5,000.

      Each of the employment agreements also provides that the executive will continue to be a participant in Quiksilver’s 2000 Stock Incentive Plan, or any successor equity plan, on such terms as are established by the Board of Directors, but substantially similar to those granted to other Quiksilver senior executives of equivalent level. The agreements further provide that all options granted shall provide that if the employee is terminated by the Company without “cause” (as defined below), as a result of the executive’s death or permanent disability or by the employee for “good reason” (as defined below), all options will automatically vest in full on an accelerated basis and remain exercisable until the earlier to occur of (i) the first anniversary of such termination, (ii) the end of the option term, or (iii) termination pursuant to other provisions of the applicable option plan or agreement, such as a corporate transaction.

      Each of these employment agreements continues for an unspecified term and may be terminated by the Company or the executive without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If the Company terminates the executive’s employment without cause, or if the executive terminates his employment for good reason, the terms of each of the employment agreements provide that the

Company will (i) continue to pay the executive’s base salary for a period of one and one-half years (two years in the case of Mr. McKnight), (ii) pay a pro rata portion of the bonus for the fiscal year in which such termination occurs, and (iii) pay an amount equal to two times the average annual bonus earned by the executive during the two most recently completed fiscal years payable over one and one-half years (two years in the case of Mr. McKnight) following the executive’s termination. Notwithstanding the foregoing, if such termination occurs within one year following a change in control of the Company, the period of salary continuation shall be increased by six months (one year in the case of Messrs. McKnight and Mariette) and, in the case of Messrs. McKnight and Mariette, the payment based on average annual bonus shall be increased to three and two and one-half times such average, respectively. The payment period for the payment based on average annual bonus shall also be extended. If the Company terminates an executive’s employment for cause or the executive terminates his employment without good reason, then the executive receives his base salary and benefits earned and accrued prior to termination and, if the basis for cause is the executive’s death or permanent disability, the pro rata portion of his bonus for the year in which such termination occurs.

      For purposes of these employment agreements, “cause” includes (i) death, (ii) permanent disability, (iii) willful misconduct in the performance of duties, (iv) commission of a felony or violation of law involving moral turpitude or dishonesty, (v) self-dealing, (vi) willful breach of duty, (vii) habitual neglect of duty, or (viii) material breach by the executive of his obligations under the employment agreement.

      For purposes of these employment agreements, good reason means (i) the assignment to executive of duties materially inconsistent with his position, as set forth in the agreement, without executive’s consent, (ii) a material change in executive’s reporting level from that set forth in the agreement, without executive’s consent, (iii) a material diminution in executive’s authority, without executive’s consent, (iv) a material breach by the Company of its obligations under the agreement, (v) the failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations of the Company under the employment agreement or (vi) the Company requiring the executive to be based, other than temporarily, at any office or location outside of the southern California area (or France in the case of Mr. Mariette), without his consent.

      Under these employment agreements, a “change in control” of the Company would include any of the following events: (i) any person (as defined in the Securities Exchange Act of 1934) acquires shares of capital stock of the Company representing more than 50% of the total number of shares of capital stock that may be voted for the election of directors of the Company, (ii) a merger, consolidation, or other business combination of the Company with or into another person is consummated, or all or substantially all of the assets of the Company are acquired by another person, as a result of which the stockholders of the Company prior to the transaction own, after such transaction, equity securities possessing less than 50% of the voting power of the surviving or acquiring person (or any person in control of the surviving or acquiring person, the equity securities of which are issued or transferred in such transaction), or (iii) the Company stockholders approve a plan of complete liquidation, dissolution or winding up of the Company.

COMPANY STOCK PRICE PERFORMANCE

      The following graph compares from October 31, 2000 to October 31, 2005 the yearly percentage change in the Company’s cumulative total stockholder return on its common stock with the cumulative total return of (i) the NYSE Market Index and (ii) a group of peer companies that in the judgment of the Company manufacture and sell products similar to those of the Company. The yearly percentage change has been measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the stock at the end and the beginning of the measurement period; by (ii) the stock price at the beginning of the measurement period. The historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance.

Comparison of Five Year Cumulative Total Return

Among Quiksilver, Inc.
NYSE Market Index & Peer Group Index

	10/2000	10/2001	10/2002	10/2003	10/2004	10/2005

Quiksilver, Inc.	100.00	68.86	125.54	179.55	284.96	241.15

NYSE Market Index	100.00	83.50	73.56	89.55	99.88	111.83

Peer Group Index	100.00	104.53	127.58	180.58	207.08	227.49

ASSUMES $100 INVESTED ON OCT. 31, 2000

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING OCT. 31, 2005

Note:	Past or present performance is not necessarily indicative of future performance.

      The following public companies are those which were used in the above graph for the peer group:

Coach, Inc.	Kellwood Co.	Phillips-Van Heusen
Columbia Sportswear Co.	Kenneth Cole Productions	Polo Ralph Lauren Corp.
Guess? Inc.	Liz Claiborne, Inc.	Russell Corp.
Hampshire Group Ltd.	Oshkosh B’Gosh, Inc.	Tommy Hilfiger Corp.
Jones Apparel Group, Inc.	Oxford Industries, Inc.	VF Corporation

      The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into any such filing.

Compensation Committee Interlocks and Insider Participation

      Until Mr. Kirby’s death in April 2005, the Compensation Committee of the Company’s Board of Directors during the last fiscal year consisted of William M. Barnum, Jr., Michael H. Gray, Robert G. Kirby and Tom Roach, each of whom was a non-employee director of the Company. After April 2005, the Compensation Committee consisted of Messrs. Barnum, Gray and Roach. There are no compensation committee interlocks between any of our executive officers and any entity whose directors or executive officers serve on our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT

      As members of the Compensation Committee, it is our duty to administer the Company’s various executive compensation plans. In addition, we review compensation levels of members of management, evaluate the performance of management, consider management succession and related matters. The committee reviews with the Board in detail all aspects of compensation for the Company’s executive officers.

      The committee annually reevaluates the Company’s executive compensation structure in light of the Company’s philosophy of linking compensation with enhancement of shareholder value. The principles followed by the committee are (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities linked to corresponding levels of Company performance and (ii) to grant stock option incentives which require increases in the Company’s stock price in order for executives to realize value and, thus, tie them to the Company’s long-term stock performance. The result is a total compensation opportunity significantly dependent upon the Company’s performance.

      Congress has enacted tax legislation that, among other things, places a ceiling of $1 million on the amount of an executive officer’s annual compensation that may be deducted for federal income tax purposes in any year (the “Deductibility Cap”). The legislation provides that compensation paid under certain incentive compensation plans may be excluded from the calculation of compensation that is subject to the Deductibility Cap, provided the plans meet certain conditions, which are contained in regulations that have been adopted by the Internal Revenue Service.

      The committee believes that no executive officer’s compensation will exceed the Deductibility Cap thereby preserving the deductibility of all executive compensation paid by the Company.

Executive Compensation Components

      The Company’s executive compensation program is currently based on four principal components, each of which is intended to support the overall compensation philosophy. The four principal components are:

•	Base Salary: Base salary ranges are reviewed and established annually, within the terms of existing employment agreement obligations. The Company tries to ensure that the base salary ranges reflect competitive job market conditions for similarly situated companies in terms of sales, employees and related factors. Adjustments to actual base salaries are made pursuant to job performance in relationship to the midpoint of the salary range for the position and level of responsibilities. The Company’s philosophy generally is to provide a base salary that is at or above the midpoint of the applicable salary range, particularly in light of the Company’s decision to operate with a minimal number of executive officers by assigning each executive officer multiple functions.

•	Annual Incentive Compensation: The Company has an Annual Incentive Plan (the “AIP,” formerly known as the Executive Officer Bonus Plan) which provides participating executives with an incentive compensation opportunity based on the growth in the Company’s pre-tax income over the prior year. Under the AIP, each participating executive officer receives a bonus equal to a percentage of such executive officer’s base salary, ranging from 0% up to a maximum of 300% for pre-tax income growth over the prior year. The Company’s Chief Executive Officer and its President are currently the only participants in the AIP. The Company also establishes annual goals and objectives for certain executive officers and awards discretionary bonuses based on the achievement of those goals and objectives, as well as other factors.

•	Long-Term Incentive Plan: The Company has a Long-Term Incentive Plan (“LTIP”), implemented in fiscal 2004, which provides participating executives an incentive compensation opportunity based on the attainment of predetermined multi-year performance objectives. Generally, each performance period is three years with potential grants made annually. No later than 90 days after the beginning of the performance period, performance objectives and target awards are identified. At the end of each performance period, actual awards are determined based on the achievement of the objectives. In adopting the LTIP, one of the goals of the committee was to broaden the criteria available for performance based compensation of executive officers, as well as to establish longer term goals. The maximum amount of any LTIP award payable to any executive officer for any performance period may not exceed $3 million. The committee reduced the maximum bonus opportunity available under the

AIP for those executives selected to participate in the LTIP to 150% of their base salary and provided them with an award opportunity under the LTIP of up to 200% of their base salary. The Company’s Chief Executive Officer and its President are currently the only participants in the LTIP.

The performance goals set by the committee for the LTIP may be based upon metrics reflecting one or more of the following business measurements of the Company as a whole, or any of its subsidiaries or divisions: revenues, profitability, earnings (including without limitation earnings per share, earnings per share growth, earnings before taxes or earnings before interest, depreciation, taxes and amortization) return on assets, return on equity, economic value created, successful acquisitions of other companies or assets, successful dispositions of subsidiaries, divisions or departments, share market prices, return to stockholders, market share, or cost or expense control, any of which may be expressed as absolute goals or goals in relation to previous performance or comparable companies or industry indexes, or otherwise based on the business criteria as determined by the committee.

To accelerate the implementation of the LTIP, initial one-year and two-year periods from November 1, 2003 to October 31, 2004 and November 1, 2003 to October 31, 2005, respectively, were implemented, and the first award payout was following the end of fiscal 2004. The first full performance period is November 1, 2003 to October 31, 2006.

In November 2003, the committee granted LTIP awards to the Company’s Chief Executive Officer and its President for each of the initial performance periods and for the fiscal 2004-2006 full performance period. In January 2005 and January 2006, the committee granted additional LTIP awards to the same individuals for the 2005-2007 performance period and the 2006-2008 performance period, respectively. These awards are only payable if the Company achieves, on an overall basis for the applicable performance periods, specified goals for earning per share growth.

•	Stock Options: Executive officers are eligible to receive annual grants of stock options, which have historically been granted as nonqualified stock options. The awards are intended to retain and motivate executive officers to improve stock market performance. Awards are granted at the fair market value of the Company’s common stock at the date of grant. Awards are based on an evaluation of past granting practices, Company performance and the individual executive’s performance and responsibilities.

CEO Compensation

      During fiscal 2005, the Compensation Committee approved an amendment to Mr. McKnight’s employment agreement establishing his minimum annual base salary at $880,000, a level the committee believed to be at or above the midpoint of base salaries for chief executives at similarly situated companies, given the multiple functions performed by Mr. McKnight and the committee’s assessment of his performance.

      For fiscal 2005, Mr. McKnight earned $1,662,000 of incentive compensation under the Company’s AIP. The award was due to the Company’s performance which resulted in 30% growth in pre-tax income in fiscal 2005 over fiscal 2004. Mr. McKnight also earned $880,000 under the LTIP based on the achievement of average annual earnings per share growth of 29% during fiscal 2005 and fiscal 2004.

The Compensation Committee of
the Board of Directors

Douglas K. Ammerman
William M. Barnum, Jr.
Michael H. Gray
Tom Roach

February 7, 2006

      The above report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

AUDIT COMMITTEE REPORT

      The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the 2005 fiscal year with management.

      The Audit Committee also reviewed and discussed with Deloitte & Touche LLP, the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, which were received by the Audit Committee. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with their independence.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee of
the Board of Directors

Douglas K. Ammerman
William M. Barnum, Jr.
Michael H. Gray
Tom Roach

February 7, 2006

      The above report of the Audit Committee will not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference.

INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has not yet selected the Company’s independent auditors for the fiscal year ended October 31, 2006. The Audit Committee of the Board of Directors will make its selection after it has received and reviewed audit proposals for the year.

      Deloitte & Touche LLP (“Deloitte”) was the independent public auditor for the Company for the fiscal year ended October 31, 2005. Representatives of Deloitte are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

Audit and All Other Fees

      The fees billed to the Company by Deloitte for the indicated services were as follows:

	Fiscal 2005	Fiscal 2004

Audit Fees(1)	$2,466,000	$846,000
Audit-Related Fees(2)	356,000	138,000
Tax Fees(3)	962,000	966,000
All Other Fees(4)	-0-	-0-

(1)	Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings, Section 404 attest services, consents and comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — These are fees for assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes: employee benefit plan audits; due diligence related to mergers and acquisitions; and consulting on financial accounting/reporting standards.

(3)	Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes: preparation of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

      Under its Charter, the Audit Committee must pre-approve all engagements of the Company’s independent auditor unless an exception to such pre-approval exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the committee. At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent Audit Committee meeting, the committee will receive updates on the services actually provided by the independent auditor, and management may present additional services for approval. Typically, these would be services such as due diligence for an acquisition, that would not have been known at the beginning of the year. The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. This might occur, for example, if the Company proposed to execute a financing on an accelerated timetable. If the Chairman so approves any such engagements, he will report that approval to the full committee at the next committee meeting.

      Since November 1, 2004, each new engagement of Deloitte has been approved in advance by the Audit Committee and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Laurent Boix-Vives

      Mr. Laurent Boix-Vives, the former Chairman of the Board of Directors and Chief Executive Officer of Skis Rossignol S.A. (“Rossignol”) prior to the Company’s acquisition of Rossignol in July 2005, was appointed to the Company’s Board of Directors in December 2005.

      On April 12, 2005, the Company entered into an acquisition agreement with Mr. Boix-Vives, his wife Ms. Jeannine Boix-Vives, his daughters Ms. Christine Boix-Vives and Ms. Sylvie Bernard, and SDI Société de Services et Développement, a Swiss corporation owned by the Boix-Vives family (collectively, the “Boix-Vives Family”), to directly and indirectly acquire their Rossignol stock, minority shareholdings held by the Boix-Vives Family in certain subsidiaries of Rossignol, and a controlling interest in a holding company (the “Holding Company”) which also held Rossignol shares. The Company also made an advance cash payment to the Boix-Vives Family in an amount of approximately $8.4 million, and deposited approximately $50.7 million into escrow. At the July 26, 2005 closing, the Company, among other things: (i) released the $50.7 million held in escrow to the Boix-Vives Family, (ii) paid an additional approximately $13.5 million to the Boix-Vives Family, and (iii) issued to the Boix-Vives Family 2,150,038 shares of the Company’s common stock. The Boix-Vives Family is prohibited from selling the shares of common stock of the Company that they received in the transaction until July 26, 2008. As required by the acquisition agreement, the Company also initiated a cash tender offer for, and ultimately purchased, all of the remaining shares of Rossignol not controlled by the Boix-Vives Family.

      The Company now owns all of the common shares in the Holding Company, which owns 44.46% of Rossignol’s economic interest and 56.90% of Rossignol’s voting rights. The remaining 55.54% of Rossignol’s economic interest and 43.10% voting rights in Rossignol are held by the Company or its other subsidiaries. The Boix-Vives Family continues to own restricted shares in the Holding Company. Beginning in April of 2010, the Company has a call option to purchase, and the Boix-Vives Family has a put option to require the Company to purchase, the restricted shares for an aggregate purchase price of approximately $32.5 million plus interest. The Company has accounted for the option price as deferred purchase price. The restricted shares, which secure the Company’s call option, have limited voting and other rights and the Boix-Vives Family is prohibited from transferring these shares to a third party until April 12, 2015, subject to limited exceptions.

      In addition, pursuant to a consulting agreement dated April 12, 2005 between the Company and the Boix-Vives Family, the Boix-Vives Family will provide advisory and consulting services to the Company for a period of five years following July 26, 2005, including with respect to the branding and marketing strategy of Rossignol and its subsidiaries, their relations with the press, distributors, customers and local representatives, as well as the organization of the 2006 Winter Olympic Games in Italy and the 100th anniversary of the Rossignol brand in 2007. The aggregate consideration payable to the Boix-Vives Family for such services over the five year period is approximately €3,900,000, €255,000 of which has been paid as of the date hereof.

      As part of the acquisition of Rossignol, the Company also acquired approximately 64% of Roger Cleveland Golf Company, Inc. (“Cleveland Golf”) while the Boix-Vives Family retained approximately 36% of Cleveland Golf. The Company and the Boix-Vives Family have entered into a shareholders’ agreement with respect to their respective holdings in Cleveland Golf. The shareholders’ agreement provides that Mr. Boix-Vives shall be appointed the Chairman of the Board of Directors of Cleveland Golf, and that he shall remain in such position as long as the Boix-Vives Family remains a shareholder of Cleveland Golf, and the agreement further provides that the Boix-Vives Family will not interfere in the management of Cleveland Golf, other than to exercise their rights as shareholders of Cleveland Golf and for Mr. Boix-Vives to perform his duties as Chairman. The Company is obligated to ensure that Cleveland Golf distributes to its shareholders each year at least 20% of its distributable income earned in the prior fiscal year. Also, Mr. Boix-Vives, through a company that is wholly owned by the Boix-Vives Family, will receive €300,000 per year for his services as the Chairman of the Board of Directors of Cleveland Golf.

      The Boix-Vives Family and the Company are prohibited from transferring their shares in Cleveland Golf to a third party until October 12, 2009. Between October 12, 2009 and April 12, 2012, the Company has a preemptive right to purchase any shares proposed to be transferred by the Boix-Vives Family and the Boix-Vives Family has a preemptive right to purchase any shares proposed to be transferred by the Company. In the event the Company proposes to transfer control of Cleveland Golf to a third party between October 12, 2009 and April 12, 2012, the Boix-Vives Family has the right to have their shares in Cleveland Golf included in such transfer upon the same terms. Beginning in April of 2012, the Company has a call option to purchase, and, beginning in October 2009, the Boix-Vives Family has a put option to require the Company to purchase, the Boix-Vives Family interest in Cleveland Golf. The put and call option price will be paid exclusively in cash, will be determined by reference to a multiple of (i) the weighted average of Cleveland Golf’s profits before non-recurring items in the three years preceding the exercise of the put or call option, as the case may be, applying a multiple of one for the most remote year, two for the second year and three for the most recent year before such exercise, and (ii) the Company’s price earnings ratio based on (a) the daily weighted average price of its common stock during a 60-day trading period on the New York Stock Exchange and (b) the Company’s net earnings per share before non-recurring items, on a non-diluted basis, for the fiscal year preceding the exercise of the put or call option, as the case may be, provided that such price earnings ratio may not be lower than 15 to one or higher than 17 to one.

      Following the Company’s acquisition of Rossignol, the Company repaid the majority of Cleveland Golf’s outstanding indebtedness under its third party lines of credit, totaling approximately $5.0 million, and its outstanding intercompany indebtedness with a U.S. subsidiary of Rossignol, totaling approximately $30.0 million. Also, since the completion of the Rossignol acquisition, Cleveland Golf has borrowed approximately $16.0 million from the Company through the Company’s borrowings on its Credit Agreement. The aggregate amount of the indebtedness repaid by the Company for the benefit of Cleveland Golf, and the subsequent amount of indebtedness borrowed from the Company, is subject to an intercompany revolving line of credit that bears interest at a rate of 5.9% per year. The Company also intends to include Cleveland Golf as a guarantor under its Credit Agreement dated April 12, 2005, as amended, by and between the Company, Quiksilver Americas, Inc., JP Morgan Chase Bank, N.A., JP Morgan Chase Bank, N.A., London Branch and the other banks and financial institutions that are parties to such agreement from time to time (the “Credit Agreement”). In connection with Cleveland Golf’s guaranty under the Credit Agreement, it will pledge certain of its assets to secure the Company’s indebtedness thereunder.

      Under the terms of the Company’s Indenture Agreement by and between the Company, certain of the Company’s subsidiaries and the Wilmington Trust Company dated July 22, 2005 (the “Indenture”), the Company also intends to include Cleveland Golf as a guarantor of the $400,000,000 of 6 7/8% Senior Notes issued by the Company pursuant to such Indenture.

      Cleveland Golf also sells certain of its products to the Company’s subsidiaries in Europe and Japan pursuant to distribution arrangements. The pricing and other material terms related to such distribution agreements are no more favorable to Cleveland Golf than its distribution arrangements with its unrelated third party distributors. Since July 2005, the Company’s other subsidiaries have purchased approximately $6.7 million of products from Cleveland Golf.

Family Relationships

      The Company currently employs one individual with a familial relationship to Robert B. McKnight, Jr., the Company’s Chairman and Chief Executive Officer. Mr. McKnight’s sister is employed by the Company and receives an annual base salary of $65,000 and is eligible for a discretionary bonus. Her total compensation for 2005 was approximately $71,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 2005 all Section 16(a) filing requirements applicable to its officers, directors and greater-than ten percent beneficial owners were satisfied.

NOMINATIONS AND STOCKHOLDER PROPOSALS

      The Bylaws of the Company require that all nominations for persons to be elected directors, other than those made by the Board of Directors, be made pursuant to written notice to the Company’s Corporate Secretary. The notice must be received not less than 30 nor more than 60 days prior to the meeting at which the election will take place (or not later than 10 days after notice of public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder’s name and address as they appear on the Company’s books and the class and number of shares of stock beneficially owned by such stockholder. No material changes have been made to the procedures by which security holders may recommend nominees to the Company’s Board of Directors.

      In addition, the Bylaws require that for business to be properly brought before an annual meeting by a stockholder, the Corporate Secretary must have received written notice thereof not less than 30 nor more than 60 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of the meeting). The notice must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder’s name and address as they appear on the Company’s books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

      Any proposal of a stockholder intended to be presented at the Company’s 2007 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than October 27, 2006.

STOCKHOLDERS COMMUNICATIONS WITH DIRECTORS

      Company stockholders who want to communicate with the Board of Directors or any individual director can write to:

Quiksilver, Inc.

Corporate Secretary/ Board Administration
15202 Graham Street
Huntington Beach, CA 92649

ANNUAL REPORT

      The Company’s Annual Report containing audited financial statements for the fiscal year ended October 31, 2005 accompanies this Proxy Statement. THE COMPANY WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED OCTOBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF STEVEN L. BRINK, CHIEF FINANCIAL OFFICER, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

OTHER MATTERS

      At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matter is presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

QUIKSILVER, INC.

ROBERT B. McKNIGHT, JR.
Chairman of the Board and Chief
Executive Officer

Huntington Beach, California

February 24, 2006

Appendix A

QUIKSILVER, INC.

2006 RESTRICTED STOCK PLAN

ARTICLE I

GENERAL PROVISIONS

1.1	PURPOSE OF THE PLAN

      This 2006 Restricted Stock Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service. The specific purpose of the Plan is to provide a special incentive to key contributors to the Rossignol acquisition and integration and to retain key contributors throughout the integration period.

      Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

1.2	ADMINISTRATION OF THE PLAN

A.	The Committee shall have sole and exclusive authority to administer the Plan.

B.	Members of the Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.

C.	The Committee shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding restricted stock award issued thereunder as it may deem necessary or advisable. Decisions of the Committee within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any stock issuance thereunder.

D.	Service on the Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any stock issuances under the Plan.

1.3	ELIGIBILITY

A.	The persons eligible to participate in the Plan are Employees who are key contributors to the strategic initiatives related to the Rossignol acquisition, and the long term integration activities with respect to such acquisition.

B.	The Committee shall, within the scope of its administrative jurisdiction under the Plan and subject to the terms of the Plan, have full authority to determine, with respect to awards granted under the Plan, which eligible persons are to receive awards, the time or times when such awards are to be made, the number of shares subject to awards issued to each Participant and the consideration, if any, to be paid for shares subject to such awards.

1.4	STOCK SUBJECT TO THE PLAN

A.	The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 1,000,000 shares.

B.	No one person participating in the Plan may receive awards for more than 200,000 shares of Common Stock in the aggregate.

C.	If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted awards under the Plan, and (iii) the number and/or class of securities in effect under each outstanding restricted stock award. Such adjustments to the outstanding awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such awards. The adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE II

RESTRICTED STOCK AWARDS

2.1	STOCK ISSUANCE TERMS

      Shares of Common Stock will be issued under the Plan through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. The Committee, in its sole discretion, shall determine the number of shares of Common Stock to be granted to each Participant, provided that no Participant shall receive more than 200,000 shares of Common Stock in the aggregate under the Plan.

A.	Purchase Price.

(i)	The purchase price per share of Common Stock shall be fixed by the Committee.

(ii)	Shares of Common Stock may be issued under the Plan for any item of consideration which the Committee may deem appropriate in each individual instance.

(iii)	To the extent an award under the Plan is in the form of newly issued shares of Common Stock, the Participant, as a condition to the grant of such award, shall be required to pay the Corporation in cash an amount equal to at least the par value of such shares. To the extent that an award is granted in the form of shares from the Corporation’s treasury, no cash consideration shall be required of the award recipient.

B.	Vesting/ Issuance Provisions.

(i)	All shares of Common Stock issued under the Plan shall be restricted shares, subject to vesting based on the Participant completing a Service period to be determined by the Committee, provided that such period must end on or after January 31, 2011. In addition, the Committee may provide for accelerated vesting on or after January 31, 2009 based upon the achievement of certain performance goals, as set forth in subsection (ii) below.

(ii)	One or more pre-established performance goals may be set by the Committee with respect to awards under the Plan. Such performance goals shall be based on business criteria of the Corporation as a whole or any of its Subsidiaries (or any division, department or business unit of the foregoing), as determined by the Committee, including but not limited to the following or similar criteria: revenues, profitability, earnings (including, without limitation, earnings per share, earnings per share growth, earnings before taxes or earnings before interest, depreciation, taxes, and amortization), return on assets, return on equity, economic value created, successful acquisitions of other companies or assets and/or successful integration of such companies or assets, successful dispositions of Subsidiaries, divisions or departments of the Corporation or any of its Subsidiaries, share market prices, return to stockholders, market share, or cost or expense control. Performance goals may be expressed as absolute goals or goals in relation to previous performance or performance of comparable companies or industry indexes, or otherwise based on the business criteria as determined by the Committee.

(iii)	The effect which death, Permanent Disability or other event designated by the Committee is to have upon the vesting schedule shall be determined by the Committee and incorporated into the Stock Issuance Agreement.

(iv)	Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Committee shall deem appropriate.

(v)	The Participant shall have substantially full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Plan, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

(vi)	Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Plan, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for cash consideration, unless the Committee provides otherwise, the Corporation shall repay that consideration to the Participant at the time the shares are surrendered.

(vii)	The Committee may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.

2.2	CORPORATE TRANSACTION/ CHANGE IN CONTROL

A.	All of the Corporation’s outstanding repurchase rights under the Plan shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B.	The Committee shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights remain outstanding under the Plan, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest upon a Corporate Transaction or Change in Control or upon an event or events associated with such transactions.

2.3	SHARE ESCROW/ LEGENDS

      Unvested shares may, in the Committee’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

ARTICLE III

MISCELLANEOUS

3.1	TAX WITHHOLDING

A.	The Corporation’s obligation to deliver shares of Common Stock upon the issuance of awards or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B.	The Committee may, in its discretion, provide any or all holders of unvested awards under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the minimum Withholding Taxes to which such holders become subject in connection with the vesting or disposition of shares issued pursuant to such awards. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the vesting of such shares or upon disposition of the shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the shares vest or are otherwise issued or upon disposition of the shares, one or more shares of Common Stock previously acquired by such holder (other than in connection with the share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the minimum amount required to be withheld) designated by the holder.

3.2	EFFECTIVE DATE AND TERM OF THE PLAN

      The Plan shall become effective immediately on the Plan Effective Date and shall remain in effect until the earliest to occur of (i) December 31, 2013, or (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares. No awards shall be made under the Plan after December 31, 2007.

3.3	AMENDMENT OF THE PLAN

      The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any stockholder approval which may be required pursuant to applicable laws or regulations; provided, however, that the Board may not, without stockholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the Plan. No amendment or modification shall adversely affect any rights and obligations with respect to awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.

3.4	USE OF PROCEEDS

      Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

3.5	REGULATORY APPROVALS

A.	The implementation of the Plan, the granting of any award under the Plan and the issuance of any shares of Common Stock pursuant to an award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it and the shares of Common Stock issued pursuant to it.

•	No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

3.6	NO EMPLOYMENT/ SERVICE RIGHTS

      Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

      The following definitions shall be in effect under the Plan:

A. BOARD shall mean the Corporation’s Board of Directors.

B. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

C. COMMITTEE shall mean the Compensation Committee of the Board of Directors.

D. COMMON STOCK shall mean the Corporation’s common stock.

E. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

F. CORPORATION shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.

G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

H. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

I. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

J. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

K. PARTICIPANT shall mean any person who is issued an award under the Plan.

L. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

M. PLAN shall mean the Corporation’s 2006 Restricted Stock Plan, as set forth in this document.

N. PLAN EFFECTIVE DATE shall mean March 24, 2006.

O. ROSSIGNOL means Skis Rossignol S.A. together with its subsidiaries.

P. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, except to the extent otherwise specifically provided in the Stock Issuance Agreement.

Q. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

R. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Plan.

S. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of unvested shares may become subject in connection with the vesting of those shares or upon the disposition of shares acquired pursuant to a stock issuance.

QUIKSILVER, INC.
2000 STOCK INCENTIVE PLAN1
(As amended through March 24, 2006)
ARTICLE ONE
GENERAL PROVISIONS
     1.1 PURPOSE OF THE PLAN
          This 2000 Stock Incentive Plan is intended to promote the interests of Quiksilver, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
     1.2 STRUCTURE OF THE PLAN
          A. The Plan shall be divided into four separate equity programs:
          - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,
          - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,
          - the Automatic Option Grant Program under which eligible non- employee Board members shall automatically receive option grants at designated intervals over their period of continued Board service, and
          - the Director Fee Option Grant Program under which non-employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special stock option grant.
          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

[1]	All share amounts in this document have been revised to reflect a 2 for 1 stock split effected through a stock dividend on April 30, 2003 and a 2 for 1 stock split effected through a stock dividend on April 27, 2005.

     1.3 ADMINISTRATION OF THE PLAN
          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons. However, any discretionary option grants for members of the Primary Committee shall be made by a disinterested majority of the Board.
          B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.
          C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of that program and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any option or stock issuance thereunder.
          D. The Primary Committee shall have the sole and exclusive authority to determine which Section 16 Insiders and other highly compensated Employees shall be eligible for participation in the Salary Investment Option Grant Program for one or more calendar years. However, all option grants under the Salary Investment Option Grant Program shall be made in accordance with the express terms of that program, and the Primary Committee shall not exercise any discretionary functions with respect to the option grants made under that program.
          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.
          F. Administration of the Automatic Option Grant and Director Fee Option Grant Programs shall be self-executing in accordance with the terms of those programs, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants made under those programs.

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     1.4 ELIGIBILITY
          A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:
               (i) Employees,
               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.
          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.
          D. The Plan Administrator shall have the absolute discretion to grant options in accordance with the Discretionary Option Grant Program.
          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals serving as non-employee Board members on the Plan Effective Date who have not previously received an option grant from the Corporation in connection with their Board service, (ii) those individuals who first become non-employee Board members after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held after the Plan Effective Date. A non- employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.
          F. All non-employee Board members shall be eligible to participate in the Director Fee Option Grant Program.
     1.5 STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 31,444,836 shares. Such reserve shall consist of (i) the number of shares estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation’s stockholders, including the shares subject to outstanding options under those Predecessor Plans, (ii) an increase of 2,000,000 shares approved

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by the Corporation’s stockholders in connection with the adoption of this Plan, (iii) an increase of 2,800,000 shares approved by the Corporation’s stockholders on March 30, 2001, (iv) an increase of 2,400,000 shares approved by the Corporation’s stockholders on March 26, 2002 (v) an increase of 3,200,000 shares approved by the Corporation’s stockholders on March 28, 2003, (vi) an increase of 5,600,000 shares approved by the Corporation’s stockholders on March 26, 2004, (vii) an increase of 1,500,000 shares approved by the Corporation’s stockholders on March 24, 2005 and (viii) an increase of 1,000,000 shares approved by the Corporation’s stockholders on March 24, 2006.
          B. No one person participating in the Plan may receive options and separately exercisable stock appreciation rights for more than 800,000 shares of Common Stock in the aggregate per calendar year.
          C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent (i) those options expire or terminate for any reason prior to exercise in full or (ii) the options are canceled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently canceled or repurchased by the Corporation at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section 2.4 of Article Two, Section 3.3 of Article Three, Section 4.2 of Article Four or Section 5.3 of Article Five of the Plan shall NOT be available for subsequent issuance under the Plan.
          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and separately exercisable stock appreciation rights under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO
DISCRETIONARY OPTION GRANT PROGRAM
     2.1 OPTION TERMS
          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.
          A. EXERCISE PRICE.
               1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date. The Plan Administrator may not reset the exercise price of outstanding options and may not grant new options in exchange for the cancellation of outstanding options with a higher exercise price.
               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section 6.1 of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

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          C. EFFECT OF TERMINATION OF SERVICE.
               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:
               (i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Optionee’s Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.
               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
               (i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or
               (ii) permit the option to be exercised, during the applicable post- Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.
          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

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          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
     2.2 INCENTIVE OPTIONS
          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section 2.2, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section 2.2.
          A. ELIGIBILITY. Incentive Options may only be granted to Employees.
          B. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
          C. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred

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ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
     2.3 CORPORATE TRANSACTION/CHANGE IN CONTROL
          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, an outstanding option shall NOT become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.
          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.
          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year and (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year.
          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of such Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to those options

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and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed in the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall not be assignable in connection with such Corporate Transaction and shall accordingly terminate upon the consummation of such Corporate Transaction, and the shares subject to those terminated rights shall thereupon vest in full.
          F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall become fully exercisable for the total number of shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
          G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effect date of a Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the subsequent termination of the Optionee’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Each option so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of Optionee’s cessation of Service.
          H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

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          I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     2.4 STOCK APPRECIATION RIGHTS
          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.
          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:
               (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.
               (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.
               (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.
          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:
               (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.
               (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the Optionee is otherwise vested in those shares) over (B) the aggregate exercise

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price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.
               (iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.
ARTICLE THREE
SALARY INVESTMENT OPTION GRANT PROGRAM
     3.1 OPTION GRANTS
          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for such calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). Each individual who files such a timely authorization shall automatically be granted an option under the Salary Investment Grant Program on the first trading day in January of the calendar year for which the salary reduction is to be in effect.
     3.2 OPTION TERMS
          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.
          A. EXERCISE PRICE.
               1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market Value per share of Common Stock on the option grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

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          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X	= A divided by (B x 66-2/3%), where

X	is the number of option shares,

A is the dollar amount of the reduction in the Optionee’s base salary for the calendar year to be in effect pursuant to this program, and B is the Fair Market Value per share of Common Stock on the option grant date.
          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee’s completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.
          D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)- year period measured from the date of the Optionee’s cessation of Service. However, the option shall, immediately upon the Optionee’s cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.
     3.3 CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the

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successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service.
          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.
          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Salary Investment Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. The Primary Committee shall, at the time the option with such limited stock appreciation right is granted under the Salary Investment Option Grant Program, pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Primary Committee or the Board shall be required at the time of the actual option surrender and cash distribution.
          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
          E. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     3.4 REMAINING TERMS
          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

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ARTICLE FOUR
AUTOMATIC OPTION GRANT PROGRAM
     4.1 OPTION TERMS
          A. GRANT DATES. Option grants shall be made on the dates specified below:
               1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 60,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.
               2. On the date of each Annual Stockholders Meeting, beginning with the Annual Stockholders Meeting coinciding with the Plan Effective Date, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board at that particular Annual Meeting, shall automatically be granted a Non-Statutory Option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 20,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have previously received stock options in connection with their Board service prior to the Plan Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.
          B. EXERCISE PRICE.
               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.
               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.
          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares subject to each initial 60,000-share grant shall vest, and the Corporation’s repurchase right shall lapse, in a series of three (3) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the three (3) year period

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measured from the option grant date. The shares subject to each annual 20,000-share option grant shall be fully vested as of the grant date.
          E. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Five may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
          F. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:
               (i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.
               (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.
               (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.
               (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

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     4.2 CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).
          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the option shares as fully-vested shares of Common Stock and may be exercised for all or any portion of those vested shares. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.
          C. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.
          D. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.
          E. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.
          F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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     4.3 REMAINING TERMS
          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.
ARTICLE FIVE
DIRECTOR FEE OPTION GRANT PROGRAM
     5.1 OPTION GRANTS
          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years for which the Director Fee Option Grant Program is to be in effect. For each such calendar year the program is in effect, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board for that year to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee which is the subject of that election is otherwise payable. Each non-employee Board member who files such a timely election shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which the annual retainer fee which is the subject of that election would otherwise be payable in cash.
     5.2 OPTION TERMS
          Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.
          A. EXERCISE PRICE.
               1. The exercise price per share shall be thirty-three and one-third percent (33- 1/3%) of the Fair Market Value per share of Common Stock on the option grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

17

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):
X      = A divided by (B x 66-2/3%), where
X      is the number of option shares,
A is the portion of the annual retainer fee subject to the non-employee Board member’s election, and
B is the Fair Market Value per share of Common Stock on the option grant date.
          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) equal monthly installments upon the Optionee’s completion of each month of Board service over the twelve (12)-month period measured from the grant date. Each option shall have a maximum term of ten (10) years measured from the option grant date.
          D. LIMITED TRANSFERABILITY OF OPTIONS. Each option under this Article Five may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Five, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.
          E. TERMINATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options under this Director Fee Option Grant Program, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee under this Director Fee Option Grant Program at the time of his or her cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.
          F. DEATH OR PERMANENT DISABILITY. Should the Optionee’s service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee under this Director Fee Option Grant Program shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the

18

expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. Should the Optionee die while holding such option, then the option may be exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of that option.
          Should the Optionee die after cessation of Board service but while holding one or more options under this Director Fee Option Grant Program, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee’s cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the designated beneficiary or beneficiaries of such option. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)- year period measured from the date of the Optionee’s cessation of Board service.
     5.3 CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER
          A. In the event of any Corporate Transaction while the Optionee remains a Board member, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall terminate immediately following the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in such Corporate Transaction. Any option so assumed and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee’s cessation of Board service.
          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Director Fee Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable for the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. The option shall remain so exercisable until the earliest to occur of (i) the expiration of the ten (10)-year option term, (ii) the expiration of the two (2)-year period measured from the date of the Optionee’s cessation of Board service, (iii) the termination of the option in connection with a Corporate Transaction or (iv) the surrender of the option in connection with a Hostile Take-Over.
          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each outstanding option granted him or her under the Director Fee Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or

19

not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.
          D. The grant of options under the Director Fee Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     5.4 REMAINING TERMS
          The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.
ARTICLE SIX
MISCELLANEOUS
     6.1 FINANCING
          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price (less the par value of those shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise.
     6.2 TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan (other than the options granted or the shares issued under the Automatic Option Grant or Director Fee Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options. Such right may be provided to any such holder in either or both of the following formats:
          Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

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          Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.
     6.3 EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan shall become effective immediately on the Plan Effective Date. However, the Salary Investment Option Grant Program and the Director Fee Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant at any time on or after the Plan Effective Date, and the initial option grants under the Automatic Option Grant Program shall also be made on the Plan Effective Date to any non-employee Board members eligible for such a grant at that time. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.
          B. The Plan shall serve as the successor to each of the Predecessor Plans, and no further option grants shall be made under the Predecessor Plans after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.
          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.
          D. The Plan shall terminate upon the earliest to occur of (i) March 31, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully- vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Should the Plan terminate on March 31, 2010, then all option grants and unvested stock issuances outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.
     6.4 AMENDMENT OF THE PLAN
          A. Except as provided below, the Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall (i) adversely affect the rights and obligations with respect to

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stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification or (ii) unless approved by the stockholders, permit the Plan Administrator to reset the exercise price of outstanding options or grant new options in exchange for the cancellation of outstanding options with a higher exercise price. In addition, if an amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of securities that may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan, then to the extent required by applicable law, or deemed necessary or advisable by the Plan Administrator or the Board of Directors, such amendment shall be subject to stockholder approval.
          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.
     6.5 USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
     6.6 REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.
          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

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     6.7 NO EMPLOYMENT/SERVICE RIGHTS
          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX
     The following definitions shall be in effect under the Plan:
          A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under Article Four of the Plan.
          B. BOARD shall mean the Corporation’s Board of Directors.
          C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:
               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders, or
               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
          D. CODE shall mean the Internal Revenue Code of 1986, as amended.
          E. COMMON STOCK shall mean the Corporation’s common stock.
          F. CORPORATE TRANSACTION shall mean either of the following stockholder- approved transactions to which the Corporation is a party:
               (i) `a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or
               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.
          G. CORPORATION shall mean Quiksilver, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Quiksilver, Inc. which shall by appropriate action adopt the Plan.
          H. DIRECTOR FEE OPTION GRANT PROGRAM shall mean the special stock option grant in effect for non-employee Board members under Article Five of the Plan.

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          I. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.
          J. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Articles One and Four.
          K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          L. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.
          M. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          N. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.
          O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.
          P. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:
               (i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

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               (ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than twenty percent (20%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.
          Q. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).
          R. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
          S. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.
          T. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.
          U. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          W. PLAN shall mean the Corporation’s 2000 Stock Incentive Plan, as set forth in this document.

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          X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.
          Y. PLAN EFFECTIVE DATE shall mean March 31, 2000.
          Z. PREDECESSOR PLANS shall mean the Corporation’s (i) 1996 Stock Option Plan, (ii) the 1998 Nonemployee Directors’ Stock Option Plan, (iii) the 1995 Nonemployee Directors’ Stock Option Plan and (iv) the 1992 Nonemployee Directors’ Stock Option Plan, as each of those plans is in effect immediately prior to the Plan Effective Date hereunder.
          AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non- employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program solely with respect to the selection of the eligible individuals who may participate in such program.
          BB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under Article Three of the Plan.
          CC. SECONDARY COMMITTEE shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.
          DD. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
          EE. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.
          FF. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.
          GG. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          HH. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the

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surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.
          II. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          JJ. WITHHOLDING TAXES shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options may become subject in connection with the exercise of those options.

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QUIKSILVER, INC.
15202 GRAHAM STREET
HUNTINGTON BEACH, CA 92649
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Robert B. McKnight, Jr. and Steven L. Brink as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Quiksilver, Inc. held of record by the undersigned on January 27, 2006, at the Annual Meeting of Stockholders to be held on March 24, 2006 and at any adjournment or postponement thereof.

1. Election of Directors:	☐ FOR ALL nominees listed below	☐ WITHHOLD AUTHORITY
	(except as indicated to the contrary below)	for all nominees listed below
Douglas K. Ammerman, William M. Barnum, Jr., Laurent Boix-Vives, Charles E. Crowe, Charles S. Exon, Michael H. Gray, Timothy M.
Harmon, Bernard Mariette, Robert B. McKnight, Jr., Franck Riboud
INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below:

2.	Approval of the amendment of the Company’s 2000 Stock Incentive Plan described in the accompanying proxy statement.
     ☐ FOR          ☐ AGAINST          ☐ ABSTAIN
3.	Approval of the Company’s 2006 Restricted Stock Plan described in the accompanying proxy statement.
     ☐ FOR          ☐ AGAINST          ☐ ABSTAIN
4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
(Continued on reverse side)

(Continued from other side)
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
     All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.
Date:                                         , 2006

Signature

Signature
     Please date this Proxy and sign it exactly as your name or names appear below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES